                                                                  EXECUTION COPY





                           TRANSOCEAN SEDCO FOREX INC.

                                 DEBT SECURITIES


                             UNDERWRITING AGREEMENT


         1. Introductory. Transocean Sedco Forex Inc., a Cayman Islands exempted company ("COMPANY"), proposes to issue and sell $865,000,000 principal amount of its unsecured debt securities registered under the registration statements referred to in Section 2(a) ("OFFERED SECURITIES"). The Offered Securities will be issued under an indenture (the "SENIOR INDENTURE"), as supplemented by the First and Second Supplemental Indentures, and as further supplemented by the Third Supplemental Indenture, to be dated as of May 24, 2000 relating to the Offered Securities (the "THIRD SUPPLEMENTAL INDENTURE") between the Company and Chase Bank of Texas, N.A., as Trustee. The Senior Indenture, as supplemented by the First and Second Supplemental Indentures, and the Third Supplemental Indenture are referred to herein collectively as the "INDENTURE." The Offered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The firm that agrees to purchase the Offered Securities is hereinafter referred to as the "UNDERWRITER" of such securities, and the representative of the Underwriter, if any, specified in the Terms Agreement referred to in Section 3 is hereinafter referred to as the "REPRESENTATIVE"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriter, the term "Representative," as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriter.

         2. Representations and Warranties of the Company. The Company, as of the date of the Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement on Form S-3 (File No. 333-24457) and a registration statement on Form S-3 (File No. 333-59001) in respect of the Securities have been filed with the Securities and Exchange Commission ("COMMISSION"); such registration statements and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representative and, excluding exhibits to such registration statements, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein have heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended ("ACT"), each in the form heretofore delivered to the Representative); and no stop order suspending the effectiveness of such registration statements have been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statements or filed with the Commission pursuant to Rule 424(a) under the Act, are hereinafter called the "PRELIMINARY PROSPECTUS"; the various parts of such registration statements, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statements at the time such part of the registration statements became effective but excluding Form T-1, each as amended at the time such part of the registration statements became effective, are hereinafter collectively called the "REGISTRATION STATEMENTS." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Securities (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b)

         Registration Statement. The prospectus relating to the Securities, in the form in which it is filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act hereinafter called the "PROSPECTUS;" any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statements that is incorporated by reference in the Registration Statements; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Offered Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Offered Securities through the Representative expressly for use in the Prospectus as amended or supplemented relating to such Offered Securities;

                  (c) The Registration Statements and the Prospectus conform, and any further amendments or supplements to the Registration Statements or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended ("TRUST INDENTURE ACT") and the rules and regulations ("RULES AND REGULATIONS") of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statements and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representative expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                  (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise (a "MATERIAL ADVERSE EFFECT"); and, since the respective dates as of which information is given in the Registration Statements and the Prospectus, there has not been any change in the capital stock (other than pursuant to any employee benefit plans of the Company) or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that, to the best knowledge of the Company, would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

                  (e) The Company has been duly organized and is validly existing as an exempted company in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company listed on Exhibit A hereto (each, a "Material Subsidiary") has been duly organized, is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization;

                  (f) The ordinary shares of the Company (the "ORDINARY SHARES") into which the Securities are convertible will have been approved for listing on the New York Stock Exchange, subject to notice of issuance prior to the Closing Date;

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (h) The Securities have been duly authorized, and, when Offered Securities are issued and delivered pursuant to this Agreement and the Terms Agreement with respect to such Offered Securities, such Offered Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statements; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and at the Closing Date the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; and the Indenture conforms in all material respects, and the Offered Securities will conform in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Offered Securities;

                  (i) When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Ordinary Shares in accordance with the terms of the Indenture; the Ordinary Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Ordinary Shares.

                  (j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the memorandum of association or articles of association of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in each case other than with respect to such Charter or by-laws, which conflict, breach or default or violation would not have a Material Adverse Effect and would not impair the Company's ability to perform its obligations hereunder or under the Indenture or any Terms Agreement or have any material adverse effect upon the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter;

                  (k) The statements set forth in the Prospectus under the captions "Description of the Debentures" and "Description of Debt Securities", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (l) Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or articles of association or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for violations or defaults that would not have a Material Adverse Effect;

                  (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (n) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT");

                  (o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company;

                  (p) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder. Copies of each of the documents incorporated by reference in the Prospectus have been delivered to the Representative; and

                  (q) To the knowledge of the Company, Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (r) Except as disclosed in the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared and payable on any Ordinary Shares issuable upon conversion thereof may be paid by the Company to the holder thereof in United States dollars or Cayman Island dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and, except for the stamp duty described in the Prospectus, will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman

         Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

                  (s) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriter to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms that will be Underwriter, the names of any Representative, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriter and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. It is understood that the Underwriter proposes to offer the Offered Securities for sale as set forth in the Prospectus.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriter in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company. The Company agrees with the Underwriter that it will furnish to counsel for the Underwriter, one signed copy of the Registration Statements relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:


                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(5) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statements or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statements or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the registration statements relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statements to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, in accordance with Rule 158).

                  (e) The Company will furnish to the Representative copies of the Registration Statements, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Underwriter may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the

         Underwriter. It is understood, however, that, except as provided in this Section and Section 6, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

                  (i) The Company will indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Terms Agreement. All payments to be made by the Company hereunder or the Terms Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, the Underwriter hereby represents that it is a United State person, within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), and will deliver any forms which the Company may request to establish an exemption from withholding under Sections 1441 and 1442 and from backup withholding under the Code.

                  (j) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares (other than a shelf registration statement under Rule 415 under the Act), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except grants of employee or director stock options, stock appreciation rights or restricted stock grants pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Ordinary Shares pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date of the Terms Agreement or pursuant to the Company's savings plan. Notwithstanding the preceding provisions, the Company shall be permitted to take any of the foregoing actions in connection with any merger or acquisition.

         5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the Closing Date, the Representative shall have received letters, dated the date of delivery thereof, of PricewaterhouseCoopers LLP and Ernst & Young LLP, respectively, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect (provided that the letter of PricewaterhouseCoopers LLP will be limited to clauses (i) and (iv)) that:

                           (i) in their opinion the financial statements and any
                  schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales, net operating income in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statements or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial position, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter including any Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York or Cayman Islands authorities; or (v) any outbreak or escalation of major hostilities in which the United States or the Cayman Islands is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriter including any Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representative shall have received an opinion, dated the Closing Date, of Eric B. Brown, Esq., counsel for the Company, to the effect that:

                           (i) There are no contracts, agreements or
                  understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statements filed by the Company under the Act; and there are no contracts, agreements or understandings known to such counsel between the Company and any shareholder of the Company whereby such shareholder has preemptive rights with respect to the Ordinary Shares;

                           (ii) The execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except for such breaches, violations or defaults under any such agreement or instrument as would not result in a Material Adverse Effect), or the articles of association, memorandum of association or other organizational documents of the Company or any such subsidiary; and

                           (iii) Such counsel has no reason to believe that the
                  Registration Statements, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

                  (e) The Representative shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

                           (i) The Indenture has been duly qualified under the
                  Trust Indenture Act; the Indenture and the Offered Securities constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Offered Securities conform, in all material respects, to the description thereof contained in the Prospectus;

                           (ii) The Offered Securities have been duly
                  authenticated and issued pursuant to the Indenture;

                           (iii) The Offered Securities are convertible into
                  Ordinary Shares in accordance with the terms of the Indenture;

                           (iv) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                           (v) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws; and

                           (vi) The Registration Statements have become
                  effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statements or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statements, as of their effective date, and the Prospectus, as of the date of the Terms Agreement, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

                  In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the laws of the State of Texas and New York and the federal laws of the United States and
         (ii) rely (to the extent such counsel deems proper and specifies in their opinion), as to matters involving the application of the laws of the Cayman Islands upon the opinion of Walkers furnished pursuant to
         Section 5(f) of this Agreement.

                  (f) The Representative shall have received an opinion, dated the Closing Date, of Walkers, Cayman Island legal counsel for the Company, to the effect that as a matter of Cayman Islands law:

                           (i) The Indenture has been duly authorized, executed
                  and delivered by the Company; the Offered Securities have been duly authorized, executed and delivered by the Company;

                           (ii) The Company has validly and irrevocably
                  submitted to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York and has validly and irrevocably appointed the corporate secretary of the Company as its authorized agent for the purposes described in Section 13 of this Agreement and Article XIX of the Indenture;

                           (iii) The Ordinary Shares initially issuable upon
                  conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Ordinary Shares"; and the shareholders of the Company have no preemptive rights under Cayman Islands law or the Company's articles of association or memorandum of association with respect to the Ordinary Shares;

                           (iv) The Terms Agreement (including the provisions of
                  this Agreement) has been duly authorized and executed by the Company;

                           (v) The Company has full power and legal authority
                  under the laws of the Cayman Islands and its articles of association and memorandum of association to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                           (vi) No consent, approval, authorization, order,
                  registration or qualification of or with any Cayman Islands governmental agency or body or, to our knowledge, any Cayman Islands Court is required for the issue and sale of the Offered Securities by the Company and the applications of the proceeds therefrom as contemplated by the Prospectus and the compliance by the Company with all of the provisions of this Agreement; and

                           (vii) The execution, delivery and performance of the
                  Indenture and this Agreement and the issue and sale of the Offered Securities by the Company and the compliance by the Company with all of the provisions of the Indenture and this Agreement does not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any Cayman Islands governmental agency or body applicable to the Company or the memorandum of association and articles of association of the Company.

         In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the laws of the Cayman Islands and
(ii) rely, inter alia, (to the extent such counsel deems proper and specifies in their opinion), as to matters involving the application of the laws of the State of New York upon the opinion of Baker Botts L.L.P. furnished pursuant to Section 5(e) of this Agreement.

                  (g) The Representative shall have received from Andrews & Kurth L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Andrews & Kurth L.L.P. may rely as to the incorporation of the Company and all other matters governed by Cayman Islands law upon the opinion of Walkers referred to above.

                  (h) The Representative shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statements or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial position, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) The Representative shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP and Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. The Underwriter may in its sole discretion waive on behalf of the Underwriter compliance with any conditions to the obligations of the Underwriter under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in the Terms Agreement.

                  (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Representative, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in the Terms Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statements and to each person, if any, who controls the Company within the meaning of the Act.

         7. [Intentionally Omitted.]

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriter pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 5(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4 Greenway Plaza, Houston, Texas, 77046,
Attention: General Counsel.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriter as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriter. Any Representative will act for the Underwriter in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representative jointly or by the Underwriter will be binding upon all the Underwriter.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

         The Company designates and appoints its corporate secretary located at Transocean Sedco Forex Inc., 4 Greenway Plaza, Houston, Texas 77252, Attention:
Corporate Secretary and such person's successors and assigns as its lawful agent in the United States of America upon which may be served, and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; provided, however, that if said agency shall cease for any reason whatsoever, the Company hereby designates and appoints, without power of revocation, the Secretary of State of the State of New York to serve as its agent for service of process.

         The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

                                    EXHIBIT A

Material Subsidiaries of the Company

1.       Transocean Offshore Deepwater Drilling, Inc. (Delaware)

2.       Transocean Offshore International Ventures Limited (Cayman Islands)

3.       Sedco Forex Holdings Limited  (BVI)